Exhibit 10.2

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of March 14, 2018 (the “Execution Date”), by and between Ionis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, California (“Ionis”), and Akcea Therapeutics, Inc., a Delaware corporation, having its principal place of business at 55 Cambridge Parkway, Suite 100, Cambridge, Massachusetts (“Akcea”). Akcea and Ionis each may be referred to herein individually as a “Party”, or collectively as the “Parties”.

RECITALS

A.   Concurrently with the execution and delivery hereof, Akcea and Ionis are entering into a development, commercialization, collaboration and license agreement (the “License Agreement”) that will become effective as of the Closing (as defined below).

B.   In addition, Akcea has agreed to sell, and Ionis has agreed to purchase, shares of Akcea’s common stock, par value $0.001 per share (the “Common Stock”) subject to and in accordance with the terms and provisions hereof.

C.   The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1.

AGREEMENT

For good and valuable consideration, the Parties agree as follows:

Section 1. SALE AND PURCHASE OF STOCK

1.1   Purchase of Stock. Subject to the terms and conditions of this Agreement, at the Closing, Akcea will issue and sell to Ionis, and Ionis will purchase from Akcea, (a) 10,666,666 shares of Common Stock for an aggregate purchase price of US$200 million (the “Purchase Price”) and (b) 8,000,000 shares of Common Stock in consideration for the licenses granted pursuant to the License Agreement (the shares of Common Stock issued pursuant to clause (a) and (b), the “Shares”).

1.2   Payment. At the Closing, Ionis will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by Akcea to Ionis prior to the Closing, and Akcea will deliver the Shares in book-entry form to Ionis.

1.3   Closing. The closing of the transactions contemplated by this Section 1 (the “Closing”) will be held at the offices of Akcea as promptly as practicable following, but in no event later than, the second Business Day following the satisfaction or waiver of each of the conditions set forth in Section 7 hereof (other than those conditions which can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as may be agreed to by the parties hereto. Subject to the provisions of Section 8 of this Agreement, the failure to consummate the Closing on the date and time determined pursuant to this Section 1.3 will not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement.

Section 2. REPRESENTATIONS AND WARRANTIES OF AKCEA

Except as otherwise specifically contemplated by this Agreement, Akcea hereby represents and warrants to Ionis, as of the date hereof and as of the Closing, that:

2.1   Private Placement. Neither Akcea nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Ionis in Section 3, the Shares will be issued and sold to Ionis in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Except for Cowen and Company, LLC, Akcea has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2   Organization and Qualification. Akcea is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as of the Execution Date. Akcea is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.3   Authorization; Enforceability. Assuming receipt of the Stockholder Approval, Akcea has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and by the other Transaction Documents and to issue the Shares in accordance with the terms hereof. Akcea has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the License Agreement and the other documents and instruments to be executed and delivered in connection herewith (collectively, the “Transaction Documents”) and the consummation by Akcea of the transactions contemplated hereby and thereby have been duly authorized by Akcea’s Board of Directors (the “Board”) and no further consent or authorization of Akcea, the Board, or its stockholders is required, other than receipt of the Stockholder Approval. The Transaction Documents have been (or with respect to those which will be executed and delivered at the Closing, will be) duly executed by Akcea and constitute (or, as applicable, will constitute) a legal, valid and binding obligation of Akcea enforceable against Akcea in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.4   Issuance of Shares. Assuming receipt of the Stockholder Approval, the Shares will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of Akcea.

2.5   SEC Documents, Financial Statements.

(a)   The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. Akcea has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to Ionis a complete copy of its most recent Annual Report on Form 10-K filed with the SEC prior to the Execution Date (the “SEC Document”). As of its date, the SEC Document complied in all material respects with the requirements of the Exchange Act, and other federal, state and local laws, rules and regulations applicable to it, and, as of its date, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)   The financial statements, together with the related notes and schedules, of Akcea included in the SEC Document comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto), and fairly present in all material respects the financial condition of Akcea and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

2.6   No Conflicts; Government Consents and Permits.

(a)   Assuming receipt of the Stockholder Approval, the execution, delivery and performance of this Agreement and the other Transaction Documents by Akcea and the consummation by Akcea of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of Akcea’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Akcea is a party, or (iii) result in a violation of any Applicable Law to Akcea, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect or result in a material liability for Ionis.

(b)   Akcea is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents in accordance with the terms hereof and thereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities laws and (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.7   Information in the Proxy Statement. None of the information supplied or to be supplied by Akcea for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 6.5(a)) will, at the time it is first published or mailed to the stockholders of Akcea, at the time of any amendment thereof or supplement thereto and at the time of the Meeting (as defined in Section 2.9), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Akcea makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied or omitted to be supplied by or on behalf of Ionis or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

2.8   Approval of Agreement and the License Agreement. The Special Transaction Committee of the Board (in the case of clauses (i) and (ii)), and the Board, has (i) approved the execution, delivery and performance of this Agreement and the License Agreement, (ii) determined that entering into this Agreement and the License Agreement, and the consummation of the transactions contemplated respectively therein, are in the best interests of Akcea and its stockholders and (iii) declared this Agreement and the License Agreement advisable.

2.9   Special Meeting of the Stockholders and Company Recommendation. The Board has directed that Akcea submit the Company Proposals to a vote at a meeting (the “Meeting”) of the stockholders of Akcea in accordance with the terms of this Agreement. As of the date hereof, the Board has resolved to recommend (the “Company Recommendation”) that the stockholders of Akcea vote in favor of the Company Proposals at the Meeting.

Section 3. REPRESENTATIONS AND WARRANTIES OF IONIS

Except as otherwise specifically contemplated by this Agreement, Ionis hereby represents and warrants to Akcea that, as of the date hereof and as of the Closing,:

3.1   Authorization; Enforceability. Ionis has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby and by the other Transaction Documents. Ionis has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents. The Transaction Documents have been (or with respect to those which will be executed and delivered at the Closing, will be) duly executed by Ionis and constitute (or, as applicable, will constitute) a legal, valid and binding obligation of Ionis enforceable against Ionis in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2   No Conflicts; Government Consents and Permits.

(a)   The execution, delivery and performance of this Agreement and the other Transaction Documents by Ionis and the consummation by Ionis of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of Ionis’ Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Ionis is a party, or (iii) result in a violation of Applicable Law to Ionis, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a material adverse effect on the ability of Ionis to consummate the transactions contemplated hereby and by the other Transaction Documents on such terms in a timely manner or result in a material liability for Akcea.

(b)   Ionis is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents in accordance with the terms hereof and thereof, or to purchase the Shares in accordance with the terms hereof.

3.3   Investment Purpose. Ionis is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act. Ionis will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Section 4.1 and Section 4.2.

3.4   Reliance on Exemptions. Ionis understands that Akcea intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Akcea is relying upon the truth and accuracy of, and Ionis’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of Ionis set forth herein in order to determine the availability of such exemptions and the eligibility of Ionis to acquire the Shares.

3.5   Accredited Investor; Access to Information. Ionis is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares. Ionis has been furnished with materials relating to the offer and sale of the Shares, that have been requested by Ionis, including, without limitation, Akcea’s SEC Document, and Ionis has had the opportunity to review the SEC Document. Ionis has been afforded the opportunity to ask questions of Akcea. Neither such inquiries nor any other investigation conducted by or on behalf of Ionis or its representatives or counsel will modify, amend or affect Ionis’ right to rely on the truth, accuracy and completeness of the SEC Document and Akcea’s representations and warranties contained in this Agreement. Ionis has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, not relied upon counsel.

3.6   Governmental Review. Ionis understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.7   Beneficial Ownership by Ionis and its Directors and Officers.

(a)   Ionis (i) is the beneficial or record owner of the shares of capital stock of Akcea indicated on the signature page, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances; (ii) does not beneficially own any securities of Akcea other than the shares of capital stock indicated on the signature page; and (iii) has no rights to purchase shares of capital stock of Akcea, other than pursuant to the Transaction Documents.

(b)   Ionis’ directors and officers are the beneficial or record owners of a total of 2,800 shares of Common Stock.

3.8   Irrevocable Proxy. Ionis has not entered into any voting agreement with any person with respect to any of the Ionis Shares, granted any person any proxy or power of attorney with respect to any of the Ionis Shares, deposited any of the Ionis Shares in a voting trust, or entered into any arrangement or agreement with any person limiting or affecting Ionis’ legal power, authority, or right to vote the Ionis Shares on any matter.

3.9   Information in the Proxy Statement. None of the information supplied or to be supplied by Ionis for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first published or mailed to the stockholders of Akcea, at the time of any amendment thereof or supplement thereto and at the time of the Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Ionis makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied or omitted to be supplied by or on on behalf of Akcea or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

Section 4. TRANSFER, RESALE, LEGENDS.

4.1   Transfer or Resale. Ionis understands that:

(a)   the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Ionis may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Ionis has delivered to Akcea an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

(b)   any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)   neither Akcea nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.2   Agreement to Hold Shares. Ionis agrees that it will hold and will not sell the Shares (or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Shares) other than as permitted by Section 2 of the Amended and Restated Investor Rights Agreement, dated the date hereof, by and between Akcea and Ionis (the “Amended and Restated Investor Rights Agreement”).

4.3   Legends. Ionis understands the certificates representing the Shares will bear a restrictive legend recognizing restrictions on transferability under applicable securities laws. Ionis may request that Akcea remove the legend.

Section 5. Agreement to Vote, Transfer Restrictions and Grant of Proxy

5.1   Transfer and Voting Restrictions.

(a)   At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined in Section 5.4), Ionis shall not Transfer or suffer a Transfer of any of the Ionis Shares.

(b)   Except as otherwise permitted by this Agreement or as required by an order of a court of competent jurisdiction, Ionis shall not commit any act that could restrict or affect Ionis’ legal power, authority, and right to vote all of the Ionis Shares then owned of record or beneficially by Ionis or otherwise prevent or disable Ionis from performing any of its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Ionis shall not enter into any voting agreement with any person with respect to any of the Ionis Shares, grant any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Ionis Shares, deposit any of the Ionis Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person limiting or affecting Ionis’ legal power, authority, or right to vote the Ionis Shares in favor of the approval of the Company Proposals.

5.2   Agreement to Vote the Ionis Shares.

(a)   Prior to the Expiration Date, at every meeting of the stockholders of Akcea called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Akcea, Ionis (in Ionis’ capacity as such) shall appear at the meeting or otherwise cause the Ionis Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote in favor of the Company Proposals (other than the proposal referenced in clause (a) of such defined term, with respect to which Ionis is ineligible to vote).

(b)   If Ionis is the beneficial owner, but not the record holder, of the Ionis Shares, Ionis shall take all actions necessary to cause the record holder and any nominees to vote all of the Ionis Shares in accordance with Section 5.2(a).

(c)   Ionis shall not vote any of the Ionis Shares on the proposal referenced in clause (a) of the Company Proposals.

(d)   Ionis shall cause its Affiliates, including its directors and officers, not to vote, or cause to be voted, any shares of Common Stock that such Affiliate owns, beneficially or of record, on the proposal referenced in clause (a) of the Company Proposals.

5.3   Grant of Irrevocable Proxy.

(a)   Ionis hereby irrevocably appoints Akcea and each of its executive officers or other designees (the “Proxyholders”), as Ionis’ proxy and attorney-in-fact (with full power of substitution and resubstitution), and grants to the Proxyholders full authority, for and in the name, place, and stead of Ionis, to vote the Ionis Shares, to instruct nominees or record holders to vote the Ionis Shares, or grant a consent or approval in respect of such Ionis Shares in accordance with Section 5.2 and, in the discretion of the Proxyholders, with respect to any proposed adjournments or postponements of any meeting of the stockholders of Akcea at which any of the matters described in Section 5.2(a) are to be considered.

(b)   Ionis hereby revokes any proxies heretofore given by Ionis in respect of the Ionis Shares.

(c)   Ionis hereby affirms that the irrevocable proxy set forth in this Section 5.3 is given in connection with the execution of the Transaction Documents, and that such irrevocable proxy is given to secure the performance of the duties of Ionis under this Agreement. Ionis hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and may under no circumstances be revoked. The irrevocable proxy granted by Ionis herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Ionis.

(d)   The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above in Section 5.2. Ionis may vote the Ionis Shares on all other matters.

5.4   Termination of Grant of Irrevocable Proxy. The grant of the irrevocable proxy pursuant to Section 5.3 above shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as this Agreement has been validly terminated pursuant to its terms or (b) the date of the Closing (the “Expiration Date”).

Section 6. PRE-CLOSING COVENANTS

6.1   Conduct of the Inotersen Program Prior to Closing. From the date of this Agreement until the Expiration Date, Ionis (a) shall, and shall cause its Affiliates to, with respect to the development and commercialization of inotersen and its follow-on drug IONIS-TTR-LRx (the “Inotersen Program”), only take actions in the ordinary course of business in a manner that is consistent with past practice; (b) comply in all material respects with the Applicable Laws applicable to the Inotersen Program; (c) use reasonable best efforts to preserve intact the rights granted to Akcea pursuant to the License Agreement (the “Licensed Rights”); and (d) use reasonable best efforts to preserve intact the material business relationships of the Inotersen Program with employees, suppliers, licensors, licensees and others with whom the Inotersen Program deals in the ordinary course of business consistent with past practice. Further, Ionis shall not, and shall not permit any of its representatives or Affiliates to, do any of the following in connection with the Inotersen Program without the prior written consent of Akcea (i) dispose of, fail to prosecute or maintain or permit to lapse or fail to take reasonable steps to protect the Licensed Rights; (ii) permit or allow any of the Licensed Rights to become subject to any lien, pledge, security interest or other encumbrances; (iii) amend, modify or waive any Material Contract; or (iv) violate, withdraw, materially amend, allow to lapse or otherwise take any action or fail to take any action that would result in Ionis or any of its respective Affiliates being in material default (with or without notice or lapse of time or both) under any licenses, permits, authorizations, registrations, qualifications or approvals necessary to the Inotersen Program, or take any other action or fail to take any other action or cause any other event that would result in the suspension, modification, revocation or nonrenewal thereof, or giving to any other person any right of termination, amendment or cancellation thereof.

6.2   Access to Information. From the date of this Agreement until the Expiration Date, Ionis and its Affiliates shall (i) permit Akcea and its representatives to have reasonable access to all books, records, contracts and documents to the extent pertaining to the Inotersen Program and (ii) furnish Akcea with all financial, operating and other data and information to the extent pertaining to the Inotersen Program (including copies thereof) as Akcea may reasonably request; provided, however, that such access or furnishing of information shall be conducted during normal business hours, under the supervision of Ionis’ personnel and in such a manner as not to interfere with the normal operations of its business.

6.3   Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, from the date of this Agreement until the Expiration Date, each Party shall cooperate with the other Party and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing set forth in Section 7 to be satisfied (but not waived) as promptly as practicable.

6.4   Publicity and Confidentiality.

(a)   All press releases or public disclosures related to this Agreement prior to the Closing will be mutually agreed upon by the Parties and issued as a joint press release, provided however, that each Party may make disclosure as permitted by Section 6.4(b) and Section 6.4(c). The contents of any announcement or similar publicity can be re-released by either Party without a requirement for re-approval.

(b)   A Party may disclose Confidential Information belonging to the other Party in the following instances to the extent reasonably necessary to comply with Applicable Law (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange, and compliance with tax laws and regulations) and with judicial process, if (i) in the reasonable advice of the advice of counsel for the Party making such disclosure, such disclosure is necessary for such compliance and (ii) such disclosure is made in accordance with Section 6.4(c).

(c)   A Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by Applicable Law; provided however, that, unless legally prohibited from doing so, the Party making such disclosure will notify the other Party promptly upon receipt thereof, giving (where practicable) the other Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure, and to file for patent protection if relevant; and provided, further, that the Party making such disclosure will furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Party making the disclosure.

6.5   Preparation of Proxy Statement.

(a)   As promptly as reasonably practicable after the execution of this Agreement, Akcea shall prepare and cause to be filed with the SEC a proxy statement relating to the Company Proposals (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). Ionis shall furnish all information concerning Ionis and its Affiliates to Akcea, as may be reasonably requested by Akcea to be included in the Proxy Statement and shall otherwise assist and cooperate with Akcea in the preparation of the Proxy Statement and the resolution of any comments to the Proxy Statement received from the SEC. Both Ionis and Akcea shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information becomes false or misleading in any material respect. Akcea shall notify Ionis upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement. Akcea shall use its reasonable best efforts to (i) respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and (ii) to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments.

(b)   Akcea shall take all necessary actions in accordance with Applicable Law, the Certificate of Incorporation and Bylaws of Akcea and the rules of Nasdaq, to duly call, give notice of, convene and hold the Meeting for the purpose of obtaining the Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Notwithstanding any provision of this Agreement to the contrary, Akcea may adjourn, recess or postpone the Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of Akcea within a reasonable amount of time in advance of the Meeting, (ii) if as of the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting or (iii) as may be required by Applicable Law.

(c)   If prior to the Closing any event occurs with respect to Ionis or any of its subsidiaries, or any change occurs with respect to other information supplied by Ionis for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Ionis shall promptly notify Akcea of such event or change, and Ionis and Akcea shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to Akcea’s stockholders.

6.6   Notification of Certain Events.

(a)   Each Party shall promptly notify the other Party of (i) any notice from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or the License Agreement; (ii) any notice from any Governmental Entity in connection with the transactions contemplated by this Agreement or the License Agreement; (iii) any inaccuracy in any material respect of any of its representations or warranties contained in this Agreement; (iv) any failure of such Party or such Party’s Affiliates to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (v) any written notice of pending or threatened legal proceeding relating to the Inotersen Program, the Licensed Rights or the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.6(a) shall not limit or otherwise affect the rights or remedies available hereunder to the Party receiving that notice.

(b)   From the date of this Agreement until the Expiration Date, Ionis shall promptly notify, and provide a copy to, Akcea of any written notice from any third party alleging, with respect to the Inotersen Program or Licensed Rights, a violation of, or failure to comply with, any Applicable Law. Ionis shall, subject to Applicable Law, promptly notify Akcea of any result, event, change or effect occurring after the date of this Agreement that would have, if it had occurred prior to the date of this Agreement, constituted a breach of any of the representations and warranties contained in Section 3.

6.7   Listing of the Shares. Akcea agrees to use reasonable best efforts to (i) maintain the listing and trading of the Common Stock on Nasdaq and (ii) effect the listing of the Shares on Nasdaq.

Section 7. CONDITIONS TO CLOSING

7.1   Conditions to Obligations of Akcea. Akcea’s obligation to effect the Closing is subject to the fulfillment or waiver of the following conditions at or prior to the Closing, provided that neither Party may waive the requirement to obtain the Disinterested Stockholder Approval:

(a)   Representations and Warranties. The representations and warranties of Ionis contained in this Agreement or in the License Agreement (i) that are not qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the date hereof and as of Closing and (ii) that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct as of the date hereof and as of the date of the Closing, in each case, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct, as the case may be, as of such other date.

(b)   Covenants. The covenants and agreements contained in this Agreement to be complied with by Ionis at or before the Closing shall have been performed or complied with in all material respects.

(c)   No Governmental Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions.

(d)   Stockholder Approval. The Stockholder Approval shall have been obtained.

(e)   Receipt of Funds. Akcea will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.

7.2   Conditions to Obligations of Ionis. Ionis’ obligation to effect the Closing is subject to the fulfillment or waiver of the following conditions at or before the Closing, provided that neither Party may waive the requirement to obtain the Disinterested Stockholder Approval:

(a)   Representations and Warranties. The representations and warranties of Akcea contained in this Agreement or in the License Agreement (i) that are not qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the date hereof and as of the date of the Closing and (ii) that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct as of the date hereof and as of the Closing, in each case, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct, as the case may be, as of such other date.

(b)   Covenants. The covenants and agreements contained in this Agreement to be complied with by Akcea at or before the Closing shall have been performed or complied with in all material respects.

(c)   No Governmental Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions.

(d)   Stockholder Approval. The Stockholder Approval shall have been obtained.

(e)   Transfer Agent Instructions. Akcea will have delivered to its transfer agent irrevocable written instructions to issue the Shares to Ionis.

(f)   Listing of Additional Shares. (i) Akcea will have filed with the Nasdaq Stock Market LLC a Notification Form: Listing of Additional Shares, or other successor form, with respect to the Shares and (ii) the Nasdaq Stock Market LLC will have informed Akcea that it has completed its review of such notification form.

Section 8. TERMINATION.

8.1   Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated herein be abandoned at any time prior to Closing:

(a)    by mutual written consent of Akcea and Ionis;

(b)   by either Akcea or Ionis

(i)   if the Closing shall not have occurred on or prior to July 31, 2018 (the “End Date”); or

(ii)   if any Governmental Entity having jurisdiction over Akcea or Ionis shall have enacted, issued, promulgated, enforced or entered any Applicable Law or taken any other material action, in each case such that the condition set forth in Section 7.1(c) (No Governmental Prohibition) or Section 7.2(c) (No Governmental Prohibition) would not be satisfied;

(c)   by Akcea, upon a material breach of this Agreement by Ionis, provided however that if such breach is capable of being cured within sixty (60) days from the date Ionis is notified in writing by Akcea of such breach, Akcea may not terminate this Agreement during such sixty (60) day period or following such date if such breach is cured at or prior to such date; or

(d)   by Ionis, upon a material breach of this Agreement by Akcea, provided however that if such breach is capable of being cured within sixty (60) days from the date Akcea is notified in writing by Ionis of such breach, Ionis may not terminate this Agreement during such sixty (60) day period or following such date if such breach is cured at or prior to such date.

8.2   Effect of Termination. Upon termination of this Agreement pursuant to this Section 8, all provisions of this Agreement shall terminate and thereafter have no effect, and there shall be no liability on the part of either Party hereto except (a) as set forth in Section 6.4 (Publicity and Confidentiality), Section 8.2 (Effect of Termination), Section 9 (Miscellaneous) and (b) nothing shall relieve any Party from liability for fraud or any breach of this Agreement occurring prior to such termination.

Section 9. MISCELLANEOUS.

9.1   Governing Law and Exclusive Jurisdiction. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to any rules of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 9.1, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.5 of this Agreement.

9.2   Counterparts. This Agreement may be signed in two counterparts, both of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

9.3   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part. The Parties shall each use good faith, reasonable best efforts to replace the illegal, invalid or unenforceable provision with a legal, valid and enforceable provision that achieves similar economic and non-economic effects as the severed provision, in each case as permitted by and to the extent consistent with Applicable Law.

9.4   Entire Agreement; Modifications. This Agreement (including any schedules and exhibits hereto) and the License Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect to the subject matter hereof are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement or in the License Agreement. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. Ionis hereby waives, provides any necessary consent under and/or amends, as necessary, any provision of any pre-existing agreement between Ionis and Akcea, and/or any of their respective Affiliates, to the extent any provision or transaction contained in or contemplated by any Transaction Document contradicts, requires a consent under or would otherwise violate or breach or contravene any such agreement.

9.5   Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (receipt verified), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Akcea, addressed to:	Akcea Therapeutics, Inc. 55 Cambridge Parkway, Suite 100 Cambridge, MA 02142 Attention: Chief Executive Officer Fax: 760-602-1855

with a copy to:	Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199 Attention: David McIntosh & Christopher Comeau

If to Ionis, addressed to:	Ionis Pharmaceuticals, Inc. 2855 Gazelle Court Carlsbad, CA 92010 Attention: Chief Operating Officer Fax: 760-918-3592

with a copy to:	Ionis Pharmaceuticals, Inc. 2855 Gazelle Court Carlsbad, CA 92010 Attention: General Counsel Email: legalnotices@ionisph.com or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

9.6   Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their successors and assigns. Akcea will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Ionis, and Ionis will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Akcea; provided, however, that Ionis may assign this Agreement together with all of the Ionis Shares (subject to Section 4) (i) to any wholly-owned subsidiary and any such assignee may assign the Agreement together with all of the shares that such Affiliate owns (subject to Section 4) to Ionis or any other subsidiary wholly-owned by Ionis, in any such case, without such consent, provided that Ionis remains primarily liable hereunder for all of its obligations set forth herein, regardless of any such assignment or (ii) to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.

9.7   Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.8   Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

9.9   Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

9.10   Injunctive Relief Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, without the posting of any bond or other security, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. The Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive or equitable relief would be an appropriate remedy.

9.11   Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

9.12   Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section means a section of this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or schedule to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

IN WITNESS WHEREOF, Akcea and Ionis have each caused this Agreement to be duly executed as of the date first above written.

IONIS PHARMACEUTICALS, INC.

By:	/s/ Stanley T. Crooke

Its:	Chief Executive Officer

45,447,879 shares of Common Stock

IN WITNESS WHEREOF, Akcea and Ionis have each caused this Agreement to be duly executed as of the date first above written.

AKCEA THERAPEUTICS, INC.

By:	/s/ Paula Soteropoulos

Its:	Chief Executive Officer

Annex B

APPENDIX 1

Defined Terms

“Action” means any claim, action, suit, arbitration, proceeding or investigation by or before any Governmental Entity.

“Affiliate” of an entity means any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first entity, but such an entity will be deemed to be an Affiliate only for the duration of such control. For purposes of this definition only, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance. During the time that Ionis retains a majority ownership position of Akcea, Ionis will not be considered an Affiliate of Akcea and Akcea will not be considered an Affiliate of Ionis for the purposes of the Transaction Documents only.

“Amended and Restated Services Agreement”means that certain Amended and Restated Services Agreement, dated the date hereof, by and between Akcea and Ionis.

“Applicable Law(s)” means, with respect to any person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order or other similar requirement enacted, issued, entered, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement.

“Business Day” means any day, other than Saturday, Sunday or any statutory holiday or bank holiday in the United States.

“Company Proposals” means proposals for the (a) approval of this Agreement, the License Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Services Agreement and the transactions contemplated thereunder by the receipt of the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock other than Ionis and its affiliates (the “Interested Stockholders”), which shall exclude a vote of any of Akcea’s directors and officers, (b) approval of the issuance of the shares of Common Stock to Ionis pursuant to this Agreement and the License Agreement as required by and in accordance with Nasdaq Listing Rule 5635 by a majority of the total votes of the issued and outstanding Common Stock cast on the proposal, which is conditioned upon the approval of clause (a) above, (c) approval of an amendment to the certificate of incorporation of Akcea to increase the authorized number of shares of Common Stock by holders of a majority of the issued and outstanding Common Stock, which is conditioned upon the approval of clause (a) above, and (d) approval of an adjournment of the Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of any of the proposals in clauses (a) to (c) by holders of a majority of the Common Stock present in person or represented by proxy at the Meeting.

“Confidential Information” has the meaning set forth in the License Agreement.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as applied by Akcea.

“Governmental Entity” means domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

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“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of Akcea, or (b) the ability of Akcea to consummate the transactions contemplated hereby and by the Transaction Documents in a timely manner.

“Material Contracts” means any agreement used or held for use by Ionis or any of its affiliates that is necessary or reasonably useful to Develop, Manufacture or Commercialize a Product (such terms having their respective meanings set forth in the License Agreement).

“Nasdaq” means The Nasdaq Global Select Market.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Ionis Shares” means (i) all shares of capital stock of Akcea owned, beneficially or of record, by Ionis as of the date hereof, and (ii) all additional shares of capital stock of Akcea acquired by Ionis, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.

“Stockholder Approval” means the (a) approval of this Agreement, the License Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Services Agreement and the transactions contemplated thereunder by the receipt of the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock other than the Interested Stockholders, which shall exclude a vote of any of Akcea’s directors and officers (the “Disinterested Stockholder Approval”), (b) approval of the issuance of the shares of Common Stock to Ionis pursuant to this Agreement and the License Agreement as required by and in accordance with Nasdaq Listing Rule 5635 by a majority of the total votes of the issued and outstanding Common Stock cast on the proposal, which is conditioned upon the approval of clause (a) above, and (c) approval of an amendment to the certificate of incorporation of Akcea to increase the authorized number of shares of Common Stock by holders of a majority of the issued and outstanding Common Stock, which is conditioned upon the approval of clause (a) above.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

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